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                                                                  EXHIBIT 10(vv)


                              SETTLEMENT AGREEMENT

      This settlement agreement (the "Agreement") is entered into between Voice Powered Technology International, Inc. ("VPTI") and Flextronics (Malaysia) SDN, BHD ("Flextronics") and is executed as of this 19th day of May 1997.

                                       I.

                                    RECITALS

      1.1 VPTI is a manufacturer of products using voice recognition. Flextronics is a contract manufacturer for VPTI. VPTI issues purchase orders (the "Purchase Orders") to Flextronics. Flextronics then orders the necessary components and manufactures finished goods for VPTI. Flextronics has manufactured finished goods for VPTI, and VPTI has not paid the amounts due under the Purchase Orders. Some of the outstanding Purchase Orders issued by VPTI relate to finished goods manufactured by Flextronics which have been invoiced and shipped to VPTI customers (the "Invoiced Finished Goods"). The remaining outstanding Purchase Orders issued by VPTI relate to finished goods manufactured and held by Flextronics (the "Finished Goods Inventory"). The Finished Goods Inventory is identified on Schedule "A" attached hereto. In addition, Flextronics is in possession of components ordered by Flextronics pursuant to certain "Long Lead Agreements" (the "Raw Components"). The total amount due to Flextronics from VPTI as of the date hereof for the Invoiced Finished Goods, the Finished Goods Inventory and the Raw Components is hereinafter referred to as the "Total Indebtedness."

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      1.2 VPTI has developed a unique proprietary voice recognition technology, designated as "VoiceLogic" technology. Said VoiceLogic technology has been licensed to Kong Wah Video Company Limited ("ONWA") pursuant to that certain license agreement (the "License Agreement") effective on March 30, 1994. Paragraph 4 of the License Agreement requires ONWA to pay certain royalties to VPTI in consideration for ONWA's use of the VoiceLogic technology. Paragraph 4 of the License Agreement provides that a minimum royalty of $275,000 is due to VPTI through termination of the License Agreement on December 31, 1999.

      1.3 VPTI has recently experienced financial difficulties and is presently unable to pay the amounts owed to Flextronics pursuant to the Purchase Orders. VPTI is presently attempting to sell certain of its assets to an unrelated third party (the "Transaction") and distribute certain of the proceeds to its creditors. VPTI and Flextronics acknowledge that in the event that VPTI is unable to sell its assets for a satisfactory price or otherwise restructure its financial affairs VPTI may file a voluntary petition for relief under Title 11 United States Code. In order to facilitate a sale of VPTI's assets, Flextronics shall accept discounted payment of the Total Indebtedness as set forth herein.

                                       II.

                                    AGREEMENT

      2.1 In full and final satisfaction of all of the Total Indebtedness owed by VPTI to Flextronics as of the date of this Agreement is executed, VPTI shall:



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            2.1.1 Pay to Flextronics on or before May 21, 1997 the sum of Nine
Hundred Fifty-Five Thousand Dollars and No/Cents ($955,000.00) which, in addition to the consideration set forth in paragraph 2.1.2 below, shall represent full and final settlement of all outstanding obligations for (i) goods manufactured by Flextronics and shipped to VPTI including, but not limited to, the Invoiced Finished Goods; and (ii) any remaining components in the possession of Flextronics including, but not limited to, the Raw Components.

            2.1.2 Use best efforts to assign without recourse to Flextronics the royalties due under the Licensing Agreement with ONWA, notify ONWA of such assignment and request payment directly to Flextronics from ONWA. If VPTI is unable to obtain ONWA's consent to said assignment, then VPTI hereby agrees to remit to Flextronics immediately upon receipt thereof, any royalty payments paid by ONWA pursuant to the Licensing Agreement.

            2.1.3 Take delivery of all Finished Good Inventory held by Flextronics, as indicated in Schedule "A" attached to this Agreement on or before June 30, 1997. The purchase price for the aforementioned units shall be as set forth in Schedule "A" and shall be paid immediately prior to shipment by Flextronics. Notwithstanding the foregoing, VPTI shall purchase and pay for all units of Models 5200, 5300, 5050B and 5050BEIS on or before May 21, 1997.

            2.1.4 In the event VPTI fails to comply with the provision of 2.1.1, then this Agreement shall become null and void, and VPTI shall be obligated for the Total Indebtedness owed by VPTI to Flextronics prior to the Agreement less any payments made under 2.1.1. In addition should any amounts paid to Flextronics pursuant to 2.1.1, 2.1.2 or 2.1.3 be required, by



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order of any court or pursuant to any negotiated compromise, to be returned to
VPTI, this Agreement shall be null and void, and VPTI shall be obligated for the Total Indebtedness less any amounts retained by Flextronics.

            2.1.5 As of the date hereof, VPTI represents that it has no claim, offset or counterclaim against Flextronics including, without limitation, claims with respect to quality or workmanship related to the manufacture of VPTI's products by Flextronics. Further, VPTI hereby releases Flextronics, as of the date herein, from any and all claims and liabilities of any nature whatsoever.

                                      III.

                              ASSIGNMENT OF CLAIMS

      3.1 No party hereto has assigned, transferred, or granted, or purported to assign, transfer or grant, any of the claims and causes of action disposed of by this Agreement.

                                       IV.

                                  NO ADMISSION

      4.1 This Agreement represents a compromise of claims and shall not be construed as an admission by any party of any liability or of any contention or allegation made by any other party, except that VPTI acknowledges the Total Indebtedness as a valid debt due and owing from VPTI to Flextronics.



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                                       V.

                                  GOVERNING LAW

      5.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                                       VI.

                                ENTIRE AGREEMENT

      6.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Agreement may be amended only by an agreement in writing.

                                      VII.

                                     CONSENT

      7.1 The parties hereto acknowledge that they were represented by attorneys of their own choosing in the negotiations for and preparation of this Agreement, that they have read this Agreement, that they are fully aware of its contents and of its legal effect by virtue of discussions with their attorneys, and that they have freely and voluntarily entered into the settlement set forth in this Agreement.


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                                      VIII.

                                    CAPTIONS

      8.1 Any captions to the paragraphs of this Agreement are solely for the convenience of the parties, are not a part of this Agreement, and shall not be sued for the interpretation or determination of the validity of this Agreement or any portion thereof.

                                       IX.

                         AUTHORITY TO EXECUTE AGREEMENT

      9.1 Each party or responsible officer or partner thereof executing this Agreement is duly authorized to enter into and execute this Agreement in such capacity.

                                       X.

                                  JURISDICTION

      10.1 The parties hereto agree that in the event that VPTI files a voluntary petition under Title 11, United States Code, or a petition is filed against it under Title 11, United States Code, the United States Bankruptcy Court for the Central District of California shall have sole and exclusive jurisdiction, sitting without a jury, to hear and determine any disputes that arise under or account of this Agreement.



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      10.2 In all other events, all actions or proceeding arising in connection with this Agreement, shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California.

                                       XI.

                              WAIVER OF JURY TRIAL

      11.1 VPTI AND FLEXTRONICS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER AND IN ANY WAY RELATED TO THIS AGREEMENT. EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                                      XII.

                       ATTORNEYS FEES TO PREVAILING PARTY

      12.1 To the extent any party needs to commence an action to enforce the provisions of this Agreement, then the prevailing party in that action shall be entitled to collect all reasonable attorneys fees and costs in connection therewith.



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                                      XIII.

                                 IMPLEMENTATION


      13.1 VPTI and Flextronics shall execute such other and further documents and do such further acts as may reasonably be required to effectuate the intent of the parties to carry out the terms of this Agreement.

                                      XIV.

                                  MISCELLANEOUS

      14.1 This Agreement shall inure to the benefit of and be binding on the successors and assignees of the parties and each of them.

      14.2 If any provision of this Agreement or portion thereof shall be declared invalid for any reason, then the invalid provision or portion thereof shall be deemed omitted and the remaining terms shall nevertheless be carried into effect.



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      14.3  This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument. Facsimile signatures shall be treated as originals.


DATED:  May 19, 1997                VOICE POWERED TECHNOLOGY
                                    INTERNATIONAL, INC.



                                    By:   /s/  MITCHELL B. RUBIN
                                          --------------------------------------
                                          Mitchell B. Rubin
                                    Its:  President and CEO
                                          --------------------------------------


DATED:  May ____, 1997              FLEXTRONICS (MALAYSIA) SDN, BHD



                                    By:   /s/ MICHAEL E. MARKS
                                          --------------------------------------
                                          Michael E. Marks
                                    Its:  Chairman and CEO
                                          --------------------------------------




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                                   SCHEDULE A

                            FINISHED GOODS INVENTORY


     MODEL NO.           UNIT PRICE       UNITS PURCHASED         AMOUNT
----------------------   ----------       ---------------       -----------
5200                      $50.87               1,680            $ 85,461.60
5300 EIS                   52.86                 731              38,640.66
5300 EFG                   52.86                 457              24,157.02
5300 PSI                   52.94                  40               2,117.60
5500                       60.08                 740              44,459.20
5050 B                     33.70                  79               2,662.30
5050 BEIS                  33.70                 200               6,740.00
5050 GEFG                  33.70               1,654              55,739.80
                                                                -----------
Total Purchase Price                                            $259,978.18
                                                                ===========



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